Exhibit 99.2

Transactions – Past 60 days

Date	Reporting Person	Number	Transaction	Price
11/17/25	Mrs. Sarroff	10,000	Open Market Purchase	$1.12
11/17/25	Mrs. Sarroff	2,000	Open Market Purchase	$1.16
11/18/25	Mrs. Sarroff	2,000	Open Market Purchase	$1.13
11/18/25	Mrs. Sarroff	500	Open Market Purchase	$1.12
11/18/25	Mrs. Sarroff	3,188	Open Market Purchase	$1.08
11/18/25	Mrs. Sarroff	2,000	Open Market Purchase	$1.10
11/18/25	Mrs. Sarroff	500	Open Market Purchase	$1.12
11/18/25	Mrs. Sarroff	2,000	Open Market Purchase	$1.12
11/19/25	Mrs. Sarroff	10,000	Open Market Purchase	$1.09
11/19/25	Mrs. Sarroff	9,060	Open Market Purchase	$1.09
11/20/25	Mrs. Sarroff	10,000	Open Market Purchase	$1.10
11/20/25	Mrs. Sarroff	10,000	Open Market Purchase	$1.10
11/21/25	Mrs. Sarroff	127,250	Open Market Purchase	$0.95
12/02/25	Mrs. Sarroff	1,000	Open Market Purchase	$1.13
12/05/25	Mrs. Sarroff	4,900	Open Market Purchase	$1.12
12/05/25	Mrs. Sarroff	16,671	Open Market Purchase	$1.10
12/08/25	Mrs. Sarroff	8,154	Open Market Purchase	$1.05
12/09/25	Mrs. Sarroff	5,100	Open Market Purchase	$1.11
12/10/25	Mrs. Sarroff	6,700	Open Market Purchase	$1.14
12/11/25	Mrs. Sarroff	10,000	Open Market Purchase	$1.17
12/12/25	Mrs. Sarroff	1,100	Open Market Purchase	$1.14
12/16/25	Mrs. Sarroff	7,700	Open Market Purchase	$1.15
12/24/25	Mrs. Sarroff	10,000	Open Market Purchase	$1.07
12/24/25	Mrs. Sarroff	4,632	Open Market Purchase	$1.13
12/26/25	Mrs. Sarroff	1,000	Open Market Purchase	$1.18
12/26/25	Mrs. Sarroff	1,400	Open Market Purchase	$1.15
12/31/25	Mr. Sarroff	60,000	Bona Fide Gift (Disposition)	$0.00